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                      FINANCIAL ADVISORY SERVICES AGREEMENT
                      -------------------------------------

                                                                  March 27, 2000


Mr. John M. Grillos
Chairman and Chief Executive Officer
meVC Draper Fisher Jurvetson Fund I, Inc.
991 Folsom Street, Suite 300
San Francisco, California  94107


Dear Sirs:

          This will confirm the understanding and agreement (the "AGREEMENT") between Prudential Securities Incorporated ("PRUDENTIAL SECURITIES") and meVC Draper Fisher Jurvetson Fund I, Inc. (the "COMPANY") as follows:

          1. The Company hereby engages Prudential Securities as the Company's financial advisor in connection with the proposed initial public offering by the Company of up to 16,975,000 shares of its Common Stock, $.01 par value, pursuant to a registration statement on Form N-2 (File No. 333-92287), including amendments thereto, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Offering").

          2. Prudential Securities hereby accepts the engagement described in paragraph 1 and, in that connection, agrees to advise and assist the Company in developing a general strategy for accomplishing the Offering, including the structure of the Offering.

          3. As compensation for the services rendered by Prudential Securities hereunder, the Company shall pay Prudential Securities a fee of U.S. $1,500,000 payable upon and subject to the closing of the Offering. Either party may terminate Prudential Securities' engagement hereunder at any time by giving the other party at least 10 days' prior written notice, subject to paragraphs 4, 9 through 11 and the second, third and fourth sentences of paragraph 5, the provisions of which shall survive any termination of this Agreement.

          4. In recognition of the fact that Prudential Securities will be acting on its behalf in connection with the engagement described in paragraph 1 of this Agreement, concurrently with the execution of this Agreement, the Company is entering into a separate indemnification agreement (the "Indemnification Agreement"), pursuant to which the Company will agree to indemnify Prudential Securities and certain other persons for certain other matters in connection with the engagement set forth herein. Indemnification for certain matters related to the Offering shall be as set forth in the underwriting agreement in connection with the Offering and shall not be subject to the terms of such Indemnification Agreement.


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          5.   In connection with the engagement of Prudential Securities as set forth herein, the Company shall furnish Prudential Securities with all information concerning the Company which Prudential Securities reasonably deems appropriate and will provide Prudential Securities with access to the Company's officers, directors, accountants, counsel and other advisors, in all cases upon the request of Prudential Securities delivered in advance of the date such information is to be furnished or such access is to be provided. The Company represents and warrants to Prudential Securities that all such information concerning the Company is and will be true and accurate in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made, in all cases as of the date such information is delivered by the Company to Prudential Securities. The Company represents and warrants to Prudential Securities that any financial projections or forecasts provided to Prudential Securities with respect to the Company represent the best currently available estimates by the management of the Company or its investment advisers of the future financial performance of the Company as of the date such financial projections or forecasts are delivered by the Company to Prudential Securities. The Company acknowledges and agrees that Prudential Securities will be using and relying upon such information supplied by the Company and its officers, agents and others and any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Prudential Securities of the Company or its business or assets, except for such due diligence as is customarily conducted by financial advisors in similar transactions.

          6. This Agreement does not constitute an obligation on the part of Prudential Securities or the Company to effect the Offering or to underwrite any securities pursuant to such Offering. Such an obligation, if entered into, will be made pursuant to an underwriting agreement and will be on the terms and subject to the conditions contained in such underwriting agreement.

          7. Any information, whether oral or written, provided to Prudential Securities by any of the Company, meVC Advisers, Inc., the Company's investment adviser, and Draper Fisher Jurvetson MeVC Management Co., LLC, its investment sub-adviser, and any advice, whether oral or written, provided to the Company by Prudential Securities hereunder shall not be publicly disclosed or made available to third parties (other than counsel or other advisors to Prudential Securities or the Company, as the case may be, provided the disclosing party informs such third parties of this provision) without the prior written consent of the Company (in the case of information provided by the Company) or Prudential Securities (in the case of advice provided by Prudential Securities); PROVIDED, that Prudential Securities, the Company, meVC Advisers, Inc., Draper Fisher Jurvetson MeVC Management Co., LLC, and counsel and other advisors to any of the foregoing, may disclose


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               such information to the Securities and Exchange Commission, the
               National Association of Securities Dealers and any securities exchange as is necessary to accomplish the Offering and matters related thereto without obtaining written consent pursuant to this paragraph 7. In addition, none of the Company, meVC Advisers, Inc., Draper Fisher Jurvetson MeVC Management Co., LLC or Prudential Securities may not be otherwise publicly referred to without its prior consent.

          8. The Company represents and warrants to Prudential Securities that there are no brokers, representatives or other persons which have an interest in compensation due to Prudential Securities from any transaction contemplated herein.

          9. The benefits of this Agreement, together with the Indemnification Agreement, shall inure to the respective successors and assigns of the parties hereto, together with the indemnified parties under such Indemnification Agreement and their successors, assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns. This Agreement and the Indemnification Agreement may not be assigned without the prior written consent of the nonassigning party.

          10. This Agreement may not be amended or modified except in a writing signed by the party against whom enforcement is sought and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws. The Company hereby consents to service of process in the State of New York and to the jurisdiction of and venue in the United States District Court for the Southern District of New York and of any of the courts in the State of New York in any action, suit or proceeding arising under this Agreement. The Company hereby designates and appoints CT Corporation System, 1633 Broadway, New York, New York as its agent to receive on its behalf service of all process in any such action, suit or proceeding in any such court, such service being hereby acknowledged by the Company to be effective and binding service in every respect. The Company hereby irrevocably waives and agrees not to assert, in any action or proceeding with respect to this Agreement, any claim that (a) it is not personally subject to the jurisdiction of the aforesaid courts,
               (b) it or its property is exempt or immune from jurisdiction of any such court or from any legal process, (c) the action or proceeding is brought in an inconvenient forum or (d) the venue of the action or proceeding is improper.

          11. EACH OF PRUDENTIAL SECURITIES AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS), WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THE ENGAGEMENT OF PRUDENTIAL SECURITIES


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               PURSUANT TO, OR THE PERFORMANCE BY PRUDENTIAL SECURITIES OF THE
               SERVICES CONTEMPLATED BY, THIS AGREEMENT.

          Prudential Securities is delighted to accept this engagement and looks forward to working with you on this assignment. Please confirm that the foregoing correctly sets forth our agreement by signing the enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.


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                                        PRUDENTIAL SECURITIES INCORPORATED


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------
AGREED AND ACCEPTED:

MEVC DRAPER FISHER
JURVETSON FUND I, INC.


By:
       ---------------------------------
Name:
       ---------------------------------
Title:
       ---------------------------------


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